UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2007

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On August 27, 2007, The Home Depot, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Purchase and Sale Agreement, dated June 19, 2007 (the “Agreement”), with Pro Acquisition Corporation, an affiliate of Clayton Dubilier & Rice, The Carlyle Group and Bain Capital (“Purchaser”), which provided for the Purchaser to acquire all of the capital stock of HD Supply, Inc. and CND Holdings, Inc.  Pursuant to the Amendment, the parties agreed that a subsidiary of the Purchaser will pay to the Company an aggregate purchase price of $8.5 billion for the capital stock of HD Supply, Inc. and CND Holdings, Inc., including a 12.5% equity interest in HD Supply valued at $325 million.  Further, in connection with the debt financing, the Company will guarantee a $1 billion senior secured term loan of HD Supply.

The Amendment also provides that the closing of the transaction will occur on August 30, 2007.  In connection with the Amendment, Purchaser received a new debt commitment letter from the lenders financing the transaction.

The Company’s press release in connection with the Amendment is attached as Exhibit 99.1 hereto.

Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release of The Home Depot, Inc. dated August 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Jack A. VanWoerkom
Name:	Jack A. VanWoerkom
Title:	Executive Vice President, Secretary and General Counsel

Date:  August 28, 2007

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of The Home Depot, Inc. dated August 28, 2007